Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

PSS World Medical, Inc.:

We consent to the incorporation by reference in the Registration Statement File Nos. 33-80657, 33-90464, 333-15043, 333-64185, 33-85004, 33-97756, 33-99046, 33-97754, 333-30427, 333-50526, 333-58272, 333-104262 and 333-138173 on Form S–8 of PSS World Medical, Inc. of our reports dated May 20, 2009, with respect to the consolidated balance sheets of PSS World Medical, Inc. as of March 27, 2009 and March 28, 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three–year period ended March 27, 2009, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of March 27, 2009, which reports appear in the March 27, 2009 annual report on Form 10–K of PSS World Medical, Inc.

Our report dated May 20, 2009 refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective March 31, 2007.

/s/ KPMG

May 20, 2009

Jacksonville, Florida

Certified Public Accountants